EXHIBIT 99.1

Eversource Energy Announces Agreement to Sell Interest in Uncommitted Offshore Lease Area

BOSTON, Mass. And HARTFORD, Conn. (May 25, 2023) – Eversource Energy (NYSE: ES) today announced that it has completed its strategic review of its 50 percent ownership interest in one of North America’s most attractive offshore wind development sites. As a result of completing this review, Eversource announces the following updates:

•	Eversource has agreed to sell its 50 percent interest in a currently uncommitted lease area of approximately 175,000 developable acres located 25 miles off the south coast of Massachusetts to Ørsted for $625 million in an all-cash transaction. Ørsted currently owns the other 50 percent share of the joint venture, including the uncommitted lease area. This transaction is expected to close by the end of the third quarter of 2023, subject to regulatory approvals.

•	Eversource has entered into a binding letter of intent with Ørsted to use a portion of the proceeds from the lease area sale to provide tax equity for the South Fork Wind project through a new tax equity ownership interest. Eversource will recover this investment primarily in the form of investment tax credits that will be received around the time of the project’s commercial operations date. Construction of South Fork commenced in early 2022, with commercial operation expected in late 2023. Eversource’s tax equity investment in South Fork Wind is also expected to close in the third quarter.

•	Eversource has also determined that it is in the best long-term interest of the company to advance the sale of its existing 50 percent interest in its three jointly owned contracted offshore wind projects (South Fork Wind, Revolution Wind, and Sunrise Wind) with a total capacity of 1,758 MW. This process continues to progress and Eversource anticipates an announcement by the end of June.

“We have had the pleasure of working alongside Ørsted for more than six years and have experienced firsthand their expertise and global leadership in the offshore wind sector. We continue to expect that offshore wind projects built in our partnership’s lease area, including the three now under development, will play a critical role in decarbonizing the generation mix of Southern New England and New York,” said Joe Nolan, Eversource’s president, chief executive officer, and chairman. “ While we are pursuing an exit of the unregulated offshore wind business, Eversource is fully committed to being a catalyst to the region’s clean energy transition, with our regulated companies building many of the facilities that will enable more than 9,000 megawatts of offshore wind generation to reach the homes and businesses of Southern New England. We share the same goals as the states in which we operate when it comes to building the clean energy delivery systems of the future.”

As a condition to close, the lease sale transaction will require approval of The Committee on Foreign Investment in the United States.

“I want to thank Eversource for our six-year partnership and for their expertise that has strategically advanced the onshore scopes of our three projects, which will deliver renewable energy to Rhode Island, Connecticut and New York,” said David Hardy, Group EVP and CEO Americas at Ørsted.

Eversource cannot provide any assurances regarding the outcome of the sale process of its three contracted projects. As a result of multiple bids and indicative offers from interested parties, Eversource has evaluated its aggregate investment in the three projects, uncommitted lease area, and other related capitalized costs and believes that an other-than-temporary impairment exists. Eversource expects its second quarter 2023 results will include a non-recurring after-tax impairment charge currently estimated to range from $220 million to $280 million. The current estimate of fair value is based on the anticipated potential sales price of Eversource’s 50 percent interest of the three contracted projects, as well as the sale of the uncommitted lease area. Proceeds from the transaction will be used to pay off parent company debt. This impairment charge will not impact Eversource’s customers.

Also today, Eversource reaffirmed its full-year 2023, non-GAAP earnings projection of between $4.25 and $4.43 earnings per share. It also reaffirmed its long-term earnings per share growth rate of solidly in the upper half of 5 to 7 percent from a 2022 base of $4.09 per share.

Eversource has engaged Goldman Sachs as its financial advisor to assist with the transactions and Ropes & Gray serves as its legal counsel.

Eversource Energy operates New England’s largest energy delivery system and serves approximately 4.4 million electric, natural gas and water utility customers in Connecticut, Massachusetts and New Hampshire.

INVESTOR CONTACTS:

Jeffrey R. Kotkin	Robert S. Becker
(860) 665-5154	(860) 665-3249

MEDIA CONTACT :

Caroline Pretyman
617-424-2460
caroline.pretyman@eversource.com

This document includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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